UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2016

InspireMD, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35731	26-2123838
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Columbus Avenue Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 453-6553

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

InspireMD, Inc. (the “Company”) announced today its Stockholders’ Equity as of June 30, 2016 and its pro-forma Stockholders’ Equity as of June 30, 2016, which incorporates the closing of the Company’s “best efforts” public offering of 442,424 shares of Series B Convertible Preferred Stock and accompanying warrants to purchase up to 44,242,400 shares of common stock (the “Public Offering”). After adjusting for the Public Offering, the Company is pleased to announce Stockholders’ Equity of approximately $7,990,000 on a pro-forma basis for June 30, 2016. Subject to review by the NYSE MKT, the Company may be deemed back in compliance with the NYSE MKT LLC’s continued listing standards.

Pro-forma Stockholders’ Equity

The following table sets forth the Company’s Stockholders’ Equity position as of June 30, 2016, and as adjusted on a pro-forma basis to reflect the Public Offering:

	June 30, 2016 (U.S. dollars in thousands)
	Actual*	Adjustments	Pro-forma
STOCKHOLDERS’ EQUITY:
Common stock, par value $0.0001 per share; 50,000,000 shares authorized; 10,675,586 and 88,100,003 shares issued and outstanding at June 30, 2016 (actual) and June 30, 2016 (pro-forma), respectively	$1	$8	$9
Additional paid-in capital	122,419	13,111	135,530
Accumulated deficit	(127,549)		(127,549)
Total equity (capital deficiency)	$(5,129)		$7,990

* Not reviewed by independent auditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InspireMD, Inc.

Date: July 15, 2016	By:	/s/ Craig Shore
Name: Craig Shore
Title: Chief Financial Officer